BATEMAN  &  CO.,  INC.,  P.C.
Certified  Public  Accountants


                                                               5 Briardale Court
                                                       Houston, Texas 77027-2904
                                                                  (713) 552-9800
                                                              FAX (713) 552-9700
                                                          www.batemanhouston.com
                                                          ----------------------

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the inclusion in this Form SB-2 of South Street Ventures VII, Inc. of our report dated April 23, 2004, on our audit of the financial statements of South Street Ventures VII, Inc., as of December 31, 2003 and 2002, and for the years then ended.




                                    /s/  BATEMAN  &  CO.,  INC.,  P.C.
                                    ----------------------------------
                                    BATEMAN  &  CO.,  INC.,  P.C.


Houston,  Texas
October 25,  2004



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              INTERNATIONAL ASSOCIATION OF PRACTISING ACCOUNTANTS
                  Offices in Principal Cities Around The World